ASSIGMENT OF DONETSK MUNICIPAL LANDFILL CARBON PROJECT AGREEMENT

               THIS ASSIGNMENT AGREEMENT (this “Assignment”) is dated 15 April 2009 and is entered into by and between Carbon Markets Corporation Limited, a limited company organised under the laws of Guernsey (together with its affiliates, “CMCL”), and Mark Radom, an individual residing in Israel “MR”).

               Whereas, CMCL has entered into and executed an agreement with KATP Sanitarnaya Ochistka Petrovsk Region (the "Project Company") dated 3 April 2009 (“the Project Agreement”) attached at Annex A hereto;

               Whereas, CMCL desires to irrevocably assign the Project Agreement and MR accepts and agrees to such assignment;

               Now, therefore, the parties hereto agree as follows:

1.1	CMCL hereby irrevocably hereby assigns and conveys to MR any and all of its right, title and interest in to the Project Agreement.

1.2	Except as otherwise provided herein, all terms and conditions of the Project Agreement shall remain effective.

1.3	This Assignment may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

               IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

Carbon Markets Corporation Limited

/s/ Mark Radom

By: Mark Radom

Title: Chief Executive Officer

Accepted and agreed by:

Mark Radom in his personal capacity

/s/ Mark Radom

Annex A